Exhibit 99.3

Dear AbbVie Colleagues,

As we have said since our launch, we are focused on new ways to create long-term shareholder value and we evaluate opportunities to expand and augment our product portfolio, advance our pipeline and accelerate our growth. And over the past 18 months, we have made extraordinary progress, building a strong, sustainable long-term strategy for our business. We continue to drive our business growth and have made tremendous progress in building a robust, late-stage pipeline.

We have an opportunity to accelerate our growth and profitability — by combining with Ireland-based Shire, a global specialty biopharmaceuticals business focused on the fields of neuroscience, rare diseases, gastrointestinal medicine and other targeted therapeutic areas.

AbbVie and Shire together represent a strong and compelling combination, creating a larger and more diversified platform with significant financial capacity for future acquisitions, investment, enhanced shareholder distributions and value creation. The new company would have multiple leadership positions in immunology, rare diseases, virology, neuroscience, metabolic disease and emerging oncology.

The combination would result in accelerated growth for both companies by leveraging AbbVie’s broad geographic footprint. We would utilize our commercial, regulatory, medical affairs and market access infrastructure to more rapidly and more cost effectively expand Shire’s rare disease and neuroscience franchises. Additionally, we would have a broader and deeper pipeline, with more than 15 programs in Phase Three development or under regulatory review.

Despite our third offer to combine with Shire, which presented a significant premium, their management refuses to engage. AbbVie continues to be interested in engaging in discussions with Shire regarding this possible transaction. You can read our news release [Link to: http://www.abbvieinvestor.com/phoenix.zhtml?c=251551&p=irol-disclaimer-documents].

You may have heard that we intend to incorporate the merged business in Jersey, where Shire is currently incorporated, to make our company more competitive. I want you to know that we are committed to keeping our operational headquarters in Lake County. Furthermore, there will be no impact on jobs at AbbVie in Lake County.

Because all of our actions and communications are now guided by UK Takeover Code, we will be very limited in what we can say and when we can say it — both internally and externally.  I will keep you posted as appropriate.

I know that it’s easy to get distracted as the combination strategy plays out, but I ask AbbVie colleagues around the world to stay focused on delivering our business commitments, just as you all did so exceptionally as we prepared for our separation from Abbott.

As always, thank you for all of your hard work, dedication and effort in creating AbbVie.  Your work has made it possible for our biopharmaceutical company to operate from a position of strength as we propose this combination, which has the potential to make a remarkable impact on the lives of greater numbers of patients around the world.

Best regards,

Rick

FORWARD-LOOKING STATEMENTS

This announcement contains certain forward-looking statements with respect to a possible combination involving AbbVie and Shire. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible combination will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the possible combination if it is made, adverse effects on the market price of AbbVie’s common stock and on AbbVie’s operating results because of a failure to complete the possible combination, failure to realise the expected benefits of the possible combination, negative effects relating to the announcement of the possible combination or any further announcements relating to the possible combination or the consummation of the possible combination on the market price of AbbVie’s common stock, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the combined companies following the consummation of the possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made by AbbVie in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause AbbVie’s plans with respect to Shire, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Additional information about economic, competitive, governmental, technological and other factors that may affect AbbVie is set forth in Item 1A, “Risk Factors,” in AbbVie’s 2013 Annual Report on Form 10-K, which has been filed with United States Securities and Exchange Commission (the “SEC”), the contents of which are not incorporated by reference into, nor do they form part of, this announcement. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

ADDITIONAL INFORMATION

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for or purchase or purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. Subject to future developments, AbbVie may file a registration statement and/or tender offer documents with the SEC in connection with a combination. Holders of Shire and/or AbbVie shares should read those filings, and any other filings made by AbbVie with the SEC in connection with the combination, as they will contain important information. Those documents, if and when filed, as well as AbbVie’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at AbbVie’s website at www.abbvieinvestor.com.

Responsibility Statement: “The directors of AbbVie accept responsibility for the information contained in this document and, to the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and it does not omit anything likely to affect the import of such information”

Email me at ceo@abbvie.com to ask a question or share feedback.